UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-15891	41-1724239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry Into a Material Definitive Agreement.

Purchase and Sale Agreement

On February 6, 2018, NRG Energy, Inc. (“NRG”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with NRG Repowering Holdings LLC, a wholly owned subsidiary of NRG (“Repowering,” and together with NRG, the “NRG Parties”), and GIP III Zephyr Acquisition Partners, a subsidiary of Global Infrastructure Management LLC (“GIP”), pursuant to which the NRG Parties have agreed to sell to GIP one hundred percent (100%) of the outstanding membership interests of Zephyr Renewables LLC (the “Company”), a wholly owned subsidiary of Repowering (such sale, the “Transaction”).

The Company owns, among other things, (a) one hundred percent (100%) of the membership interests of NRG Renew Operations & Maintenance LLC, (b) one hundred percent (100%) of the membership interests of NRG Renew LLC (“Renew”), (c) one hundred percent (100%) of the Class B membership interests of NRG RPV HoldCo 1 LLC, (d) one hundred percent (100%) of the membership interests of NRG Asset Services LLC, (e) indirectly, via Renew, one hundred percent (100%) of the membership interests of Langford Wind Power, LLC, and (f) indirectly, via Renew, twenty two (22%) of the common stock of Capistrano Wind Holdings, Inc.  In addition, prior to the Closing, the Company will own (i) one hundred percent (100%) of the Class B shares and one hundred percent (100%) of the Class D shares of NRG Yield, Inc. (“NYLD”) and (ii) one hundred percent (100%) of the Class B membership units and one hundred percent (100%) of the Class D membership units of NRG Yield LLC (“NYLD LLC”).

Consideration

Subject to the terms and conditions of the Purchase Agreement, GIP has agreed to acquire all of the outstanding membership interests of the Company for an aggregate base purchase price, payable in United States funds, of approximately one billion three hundred seventy five million dollars ($1,375,000,000), subject to adjustments for cash deposits made by the NRG Parties into certain Company bank accounts to meet obligations set forth in the Company’s 2018 business plan, a potential transaction between a subsidiary of the Company and an unrelated third party, and required contribution amounts to be made prior to consummation of the Transaction in respect of certain solar and wind projects (the “Base Purchase Price”).

Representations and Warranties and Covenants

The Purchase Agreement contains customary representations and warranties of each of the NRG Parties and GIP.  The representations and warranties of each party set forth in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement, and such representations and warranties should not be relied on by any other person.  In addition, such representations and warranties (a) have been qualified by disclosure schedules that the parties have delivered in connection with the execution of the Purchase Agreement, (b) are subject to the materiality standards set forth in the Purchase Agreement, which may differ from what may be viewed as material by investors, (c) in certain cases, were made as of a specific date, and (d) may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact.  Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the execution of the Purchase Agreement.

Between the date of the Purchase Agreement and the consummation of the Transaction (the “Closing”), subject to certain exceptions, the NRG Parties have agreed to operate the Company and its subsidiaries in the ordinary course of business and good industry practice and to use commercially reasonable efforts to preserve, maintain and protect the assets and business of the Company and its subsidiaries (including NYLD, NYLD LLC, and their respective subsidiaries).

Conditions to Closing and Deliverables

The Transaction is subject to various conditions to Closing, including: (a) the accuracy of the representations and warranties of each party at the time of Closing, (b) compliance in all material respects by each party with its covenants, (c) the absence of any law or order prohibiting the Closing, (d) certain contractual consents having been obtained, (e) receipt of certain regulatory approvals, as necessary (including HSR and FERC authorizations), (f) all conditions to NYLD’s consent to the Transaction set forth in the Consent and Indemnity Agreement (described below) having been satisfied and such consent and the Consent and Indemnity Agreement having been in full force and effect, (g) all NYLD board and committee approvals to the Transaction having been in full force and effect, and (h) the absence of a material adverse effect with respect to the Company or its subsidiaries (including NYLD, NYLD LLC, and their respective subsidiaries), as well as other customary closing conditions.  The Transaction is expected to close in the second half of 2018.

In connection with the closing of the Transaction, the NRG Parties and GIP will enter in to certain additional ancillary agreements, including a transition services agreement, a right of first offer agreement, and certain assignment agreements related to leased real property, an exchange agreement, and a registration rights agreement. Simultaneously with the execution and delivery of the Purchase Agreement, the NRG Parties, GIP, NYLD, and NRG Yield Operating LLC entered into a Consent and Indemnity Agreement, the material terms of which are further described below.

Indemnification and Termination

Both the NRG Parties and GIP have agreed, subject to certain limitations, to indemnify the other party for losses arising from certain breaches of the Purchase Agreement.  The NRG Parties have agreed to indemnify GIP for liabilities related to assets specifically excluded from the Transaction and for liabilities arising out of the Company or certain of its subsidiaries being ERISA affiliates of the NRG Parties prior to Closing.

The Purchase Agreement contains certain customary termination rights for each of the NRG Parties and GIP, including among other things, that either party may terminate the Purchase Agreement if (a) the parties mutually agree in writing, (b) the closing has not occurred on or before November 6, 2018, subject to certain extension rights, (c) there is an order permanently restraining, enjoining or prohibiting the consummation of the Transactions, or (d) the other party has incurably breached a representation, warranty, covenant or agreement contained in the Purchase Agreement or certain other ancillary agreements resulting in a failure of a condition set forth in the Purchase Agreement or certain other ancillary agreements.  In the event that the NRG Parties terminate the Purchase Agreement as a result of GIP incurably breaching a representation, warranty, covenant or agreement contained in the Purchase Agreement, GIP is required to pay a termination fee equal to  seven percent (7%) of the Base Purchase Price (the “Termination Fee”).  Upon the NRG Parties’ termination of the Purchase Agreement as a result of GIP incurably breaching a representation, warranty covenant or agreement contained in the Purchase Agreement, the Termination Fee will be the sole and exclusive remedy of NRG and its affiliates against GIP and its affiliates for any losses suffered as a result of any failure to perform under the Purchase Agreement or failure of the Closing to be consummated in connection with the Transaction.  While the NRG Parties may pursue both a grant of specific performance and payment of the Termination Fee under the Purchase Agreement, in no event shall the NRG Parties be entitled to receive both a grant of specific performance requiring consummation of the Transactions and the payment of the Termination Fee.

Consent and Indemnity Agreement

In connection with the Purchase Agreement and the Transaction, on February 6, 2018, NRG also entered into a Consent and Indemnity Agreement (the “Consent and Indemnity Agreement”) with NYLD, Repowering, GIP, and solely for purposes of Sections E.5, E.6 and G.12 thereof, NRG Yield Operating LLC, a Delaware limited liability company.  Pursuant to the Consent and Indemnity Agreement, NYLD has agreed to provide to the NRG Parties its consent to the Transaction, subject to the terms and conditions therein.  The NRG Parties, NYLD and GIP are referred to therein, collectively, as the “Parties” and each, individually, as a “Party.”

NYLD’s consent to the Transaction is conditioned on (a) the transactions contemplated by the Consent and Indemnity Agreement resulting in no more than a $10 million reduction in the NYLD’s cash available for distribution calculated pro forma on an annualized basis for fiscal year 2018 (not including certain non-recurring expenses), (b) the Company’s entry into certain new sponsorship agreements with NYLD relating to, among other things, NYLD’s governance structure, the provision of services to NYLD by the Company, and a right of first offer on certain renewable energy assets that will be held by the Company (which the Company is purchasing from the NRG Parties), (c) the NRG Parties’ entry into certain agreements relating to transition services and ongoing commercial arrangements with NYLD, (d) the accuracy of the NRG Parties’ and GIP’s representations and warranties, subject to customary materiality standards, in the Purchase Agreement, and (e) the NRG Parties obtaining certain third-party consents prior to the closing of the transactions contemplated by the Consent and Indemnity Agreement or the Parties taking certain other actions related thereto.

The Consent and Indemnity Agreement contains representations and warranties from each of the NRG Parties, GIP and NYLD, including, among others, representations as to (a) corporate existence and (b) authority to enter into the transactions contemplated by the Consent and Indemnity Agreement and related agreements, and with respect to NYLD only, (i) NYLD’s subsidiaries, (ii) capitalization, and (iii) approval by the Corporate Governance, Conflicts and Nominating Committee of NYLD and the NYLD Board of the Transaction, Consent and Indemnity Agreement and related transaction documents.

Each Party has agreed to certain covenants, including, among others, covenants relating to: (a) cooperation in connection with certain regulatory filings, (b) conduct of NYLD’s business prior to the closing of the transactions contemplated by the Consent and Indemnity Agreement, and (c) cooperation with respect to debt financing in connection with the transactions contemplated by the Consent and Indemnity Agreement.  In addition, the NRG Parties have agreed to indemnify NYLD and GIP (by virtue of GIP’s ownership (through the consummation of the Transaction) of interests in certain tax equity funds) for the increase in certain California property taxes as a result of the Transaction.  If the transactions contemplated by the Consent and Indemnity Agreement are terminated, NRG is obligated to reimburse NYLD for certain costs and expenses incurred in connection with the transactions.

Cautionary Note Regarding Forward-Looking Information

Certain of the statements included in this Current Report on Form 8-K constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  In particular, they include statements relating to the satisfaction or waiver of the conditions necessary for NRG to complete the transactions contemplated by the Purchase Agreement and Consent and Indemnity Agreement, as well as the anticipated timing of the closing of the transactions contemplated by the Purchase Agreement and the Consent and Indemnity Agreement.  These forward-looking statements are subject to a variety of risks and uncertainties.  Such risks and uncertainties include, but are not limited to, the possibility that the closing conditions to the transactions contemplated by the Purchase Agreement and the Consent and Indemnity Agreement may not be satisfied or waived in a timely manner or at all, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval, as well as factors described from time to time in NRG’s reports filed with the SEC.  Consequently, actual results and experience may materially differ from those contained in any forward-looking statements.  NRG makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 7, 2018		NRG Energy, Inc.
(Registrant)

	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary